FRANKLIN CUSTODIAN FUNDS, INC.

                            CERTIFICATE OF CORRECTION



         FIRST:   The title of the document being corrected is:

                      ARTICLES SUPPLEMENTARY TO THE CHARTER

         SECOND:  The name of the party to the document being corrected is:

                      FRANKLIN CUSTODIAN FUND, INC.

         THIRD:   The date that the document being corrected was filed was on:

                      JULY 19, 1996

         FOURTH: In the previously filed Articles Supplementary to the Charter in Paragraphs SECOND and FOURTH, there is a typographical error in that the type written word "seventeen" should be corrected to the type written word "eighteen".

         IN WITNESS WHEREOF, FRANKLIN CUSTODIAN FUNDS, INC. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on August 20, 1996.

                                                FRANKLIN CUSTODIAN FUNDS, INC.


                                                By: /S/ C. B. JOHNSON
                                                Charles B. Johnson
Witness (Attest)                                President


/S/BRIAN E. LORENZ
Brian E. Lorenz, Secretary